UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2023

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

On July 31, 2023, Staffing 360 Solutions, Inc. (the “Company”), Chapel Hill Partners, L.P. (“Chapel Hill”) and Jean-Pierre Sakey (“Sakey”) entered into a letter agreement (the “Letter Agreement”) in connection with the Stock Purchase Agreement (the “Purchase Agreement”), dated April 20, 2022, as amended on May 18, 2022, by and among the Company, Headway Workforce Solutions Inc. and Chapel Hill.

Pursuant to the Letter Agreement, if on or prior to September 30, 2023, the Company pays an aggregate of $11,340,000 (the “Agreed Amount”) to the holders of the Series H Convertible Preferred Stock (the “Series H Preferred Stock”) and Chapel Hill for the redemption of the 9,000,000 shares of Series H Preferred Stock issued and outstanding with the remaining amount to be paid to Chapel Hill, less $525,000 to be paid to third-parties to satisfy existing incentives and fees due, with such fees and incentive payments to be allocated at the discretion of Chapel Hill and Sakey, then the Company’s obligation to redeem the Series H Preferred Stock pursuant to the Purchase Agreement and Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, as amended (the “Series H COD”), shall be deemed satisfied, and the contingent liabilities, covenants and indemnification obligations of the Company pursuant to the Purchase Agreement shall be extinguished and of no further force and effect.

Pursuant to the Letter Agreement, if on or prior to September 30, 2023, the Company does not redeem the Series H Preferred Stock and remit the Contingent Payment (as defined in the Purchase Agreement), then the Company shall make the Contingent Payment in the amount of $5,000,000, as set forth in the Purchase Agreement, in five equal installments of $1,000,000 each, less $134,000 per installment to be paid to third-parties to satisfy existing incentives and fees due, with such fees and incentive payments to be allocated at the discretion of Chapel Hill and Sakey (the “Contingent Payment Installments”), with such Contingent Payment Installments to be made on or before December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024 (each such date, a “Contingent Installment Payment Date”). On each Contingent Installment Payment Date, the Company shall additionally redeem 100,000 shares of Series H Preferred Stock at a price per share equal to $0.0000001 per share.

Pursuant to the Letter Agreement, the Company shall also have no obligation to pay the Preferred Dividend (as defined in the Series H COD) on June 30, 2023, September 30, 2023 and December 31, 2023.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Letter Agreement, dated July 31, 2023, by and among the Company, Chapel Hill Partners, L.P. and Jean-Pierre Sakey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer